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                                                                    EXHIBIT 99.3




                    STEWART INFORMATION SERVICES CORPORATION

                    CERTIFICATE OF CO-CHIEF EXECUTIVE OFFICER

                    FOR THE THREE MONTHS ENDED MARCH 31, 2003


          Pursuant to Section 906(a) of the Sarbanes-Oxley Act of 2002





         The undersigned, being the Co-Chief Executive Officer of Stewart Information Services Corporation (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003, filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

         Dated May 9, 2003.




/s/ STEWART MORRIS, JR.
-----------------------------
Name: Stewart Morris, Jr.
Title: President and Co-Chief
Executive Officer




A signed original of this written statement required by Section 906 has been provided to Stewart Information Services Corporation and will be retained by Stewart Information Services Corporation and furnished to the Securities and Exchange Commission or its staff upon request.